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Transcript of

Merriman Capital

Blue Calypso Update Call

October 8, 2014

Participants

Bill Ogle - Chief Executive Officer, Blue Calypso

Andrew Levi - Chief Technology Officer, Blue Calypso

Russ Schultz - Patent Prosecution Counsel, Schultz & Associates

Andrew D’Silva - Director, Merriman Capital

Presentation

Operator

Greetings, and welcome to the Blue Calypso Update call.  At this time, all participants are in a listen-only mode.  A brief question and answer session will follow the formal presentation.  (Operator instructions.)  As a reminder, this conference is being recorded.

On the call today will be Bill Ogle, CEO of Blue Calypso; Andrew Levi, CTO; Russ Schultz of Schultz & Associates and Andrew D’Silva of Merriman Capital.  It is now my pleasure to introduce your host, Andrew D’Silva of Merriman Capital.  Thank you, Mr. D’Silva.  You may now begin.

Andrew D’Silva - Director, Merriman Capital

Thank you.  Good morning.  My name is Andrew D’Silva.  I’m an analyst at Merriman Capital and I cover Blue Calypso.  We’re hosting this call to allow management an opportunity to better inform investors about their IP portfolio, what changes are happening to patent law, and a bit on Blue Calypso’s expected [indiscernible] rising.  Without further ado, I would like to introduce Bill Ogle, Blue Calypso’s CEO.  Bill?

Bill Ogle - Chief Executive Officer, Blue Calypso

Thanks, Andrew.  I appreciate it, and thank you, everyone, for taking the time to listen in today and to participate in our Q&A in a few minutes.

Yes, there have been a lot of questions that some people have had about our intellectual property portfolio, and there’s been so much news lately around intellectual property law that we thought it would make a whole bunch of sense to update the investor base on our views of our intellectual property portfolio, as well as some views on the IP landscape and what’s been changing.

I do want to reiterate that the quarter has just ended.  So, we’re in a blackout period as it relates to our base business.  So, I don’t want to get into that.  What we really want to do is focus on our intellectual property portfolio, time horizons, and all the changes that are going on in the intellectual property field.

We’ve got Russ Schultz of Schultz & Associates who is a critical partner of Blue Calypso’s as we look to build our portfolio and to really understand and navigate where we go with it, but we also have Andrew Levi, our founder and author of our intellectual property portfolio.  So, we’ve got the experts here, and I think it makes a whole bunch of sense to have them kind of review where we are and what we’ve got going forward.

Andrew D’Silva, with that, let me turn it back over to you.

Andrew D’Silva - Director, Merriman Capital

Thanks, Bill.  So, yes, Russ Schultz is Blue Calypso’s patent prosecution counsel and I’m going to have an open dialogue him where I ask him questions I think I’ve heard from investors.  I’m just going to start off with, Russ, could you provide us a brief overview of Blue Calypso’s patent portfolio?

Russ Schultz - Patent Prosecution Counsel, Schultz & Associates

You bet.  Right now, Blue Calypso has five granted patents.  I would assume that all of the investors are familiar with the numbers, I won’t belabor those; the ‘516, the ‘646, the ‘679, the ‘055 and the ‘670.  Those are all based on the concept of a mutual agreement or a bilateral agreement that the patents use as a phrase, but the concept of an agreement between a recipient of advertising and an advertiser to get certain content.  Those patents were granted between 2010 and 2013 on various dates.  There are other continuations, patent applications that are filed on those.

In the electronic offer space, there’s the ‘256 application that was filed in May of last year; the ‘670 or the EC5 rather application that was file in June of 2013, and the ‘270 application which was filed in the spring of 2013 as well.

In the games space, which covers things like the DashTAGG offering of the company, there are two applications pending, the ‘319 application, which was filed in September 2013 and the ‘329 application, which was filed in November of 2013.

The company has a geolocation application that was filed, the ‘844 application, which was filed in March of this year.  And then, there’s the Tipping Point concept application that was filed, the ‘701 application that was filed in October of 2013.  Actually, let me correct myself.  That was filed in July of 2010.

They have applications filed in the games space, electronic offers, the testimonial space, Tipping Point and geolocation; five granted patents and eight pending applications currently.

Andrew D’Silva - Director, Merriman Capital

Can you also describe what’s happening with the Patent Trial and Appeal Board, and why the America Invents Act created PTAB, and perhaps what has transpired so far with Blue Calypso’s PTAB cases?

Russ Schultz - Patent Prosecution Counsel, Schultz & Associates

You bet.  Well, that’s actually quite a mouthful of a question.  I guess let me start by the creation of the PTAB.

The America Invents Act, everybody now is familiar with—one of the pieces that it created was the Patent Trial and Appeal Board.  The Patent Trial and Appeal Board replaces certain other tribunals that the Patent Office had in place to double check patent applications and issued patents to make sure that they’re valid.

The PTAB proceedings take three forms.  One is called post-grant review, and it’s a proceeding whereby after the patent is recently granted, the third parties can go back and ask the PTAB to check and see if those are valid.  Then there’s what’s called an IPR proceeding, which is inter partes review, and that takes the place of the old inter partes exam and the re-exam proceedings that the Patent Office had before the PTAB.

Then there’s what’s called the CBM or covered business method patent review system.  It’s going to turn for about eight years.  In fact, statutorily, it runs for eight years and it’s designed to check patents that fall within certain fairly narrow subject matter ranges that have a financial component.

The Blue Calypso granted patents have been subjected to these so-called CBM review, the covered business method review.  The petitions were filed by Groupon in June of 2013.  They were instituted by the board in December of 2013, and that’s a fairly critical date because the board is required to issue a decision within one year of the date of institution.  So, the decision from the CBM or from the board is going to be due on 12 and 19 of this year, which just right around the corner.

Now, as far as what’s gone on during those processes, all of them have been combined or consolidated into one process, which means that the board will hear them all at one time, and they now have done that.  I’ll skip over many of the critical things that have happened - filing the petitions, motion to exclude evidence, the replies, the examination of the witnesses and the filing of the observations with respect to those witnesses - and let you know that the oral argument was held on 9/5.  That’s been the most recently and a very critical juncture in the proceeding.

So, what happened at that oral argument?  Well, Groupon, as probably everybody knows by now, has made allegations that the patents are obvious and anticipated, and those are both in terms of art in the patent world.  Actually, there are several references, but there are two references that are critical, what they call prior art references, that are critical to the analysis and critical to Groupon’s petition.  One is a graduate project paper to a young lady named Racimore [ph] and the other is a granted patent to a gentleman named Paul.  The arguments that took place centered around those two references and centered around the arguments of obviousness and anticipation.

Now, the counterarguments that were made, that were raised rather by Blue Calypso were clearly aimed at defeating both obviousness and anticipation, but there was another argument that in my opinion turned out to go very, very well, which was that Racimore [ph] itself, that reference is not really a prior art references.  When we use the words “prior art,” that’s really a term of art in the patent world too.  That means that there’s a reference and in this case, it is characterized to have been what’s called a printed publication and those references need to disclose generally what’s in the art and is supposed to disclose very close to what’s in the claim.

Now, the Racimore [ph] reference was argued by Blue Calypso to really not be prior art because it wasn’t published and it wasn’t available to the public.  It wasn’t indexed correctly or at all sufficiently to where someone of reasonable skill in the art could find it at the time the invention, the Blue Calypso inventions were made.  I’ll focus on what my reaction was to the argument here one at a time.

The board was very, very persistent in its questioning of the evidence, or the lack of evidence that was provided by Blue Calypso as to whether or not this Racimore [ph] reference was actually published.  In sitting through the over three hour presentations made by both parties to the board, no less than a dozen questions came about this one topic and once again, in my opinion, I don’t believe that the board got a satisfactory answer.  Of course, the Blue Calypso argument, which is public record, was that there was no evidence presented, and I believe that to be the case.

So, the board I think fixated on that and it’s yet to be yet what the decision is going to be, but I think that that point was made fairly successfully by Blue Calypso.

So, onto the Paul argument; the Paul reference, and I need to focus on that just for second in order to make sense.  The Paul reference discloses a system that has several different pieces and it really turns out to be different systems.  The first system is what I’ll call an e-mail rolodex system, which means that you pick out certain groups of people and you send an e-mail.  That, of course, has been known in the art for a long time.

Then the second piece theme that Paul discloses is really a broadcast e-mail system where in Paul it’s called refer a friend and what it does is it sends broadcast e-mails to everybody in the database in order to get them to sign up and so forth.  So, those two things are used differently.

Well, the arguments that were made by Groupon is that those two systems can be used together and that therefore, they anticipate the claim.  Now, I’ve got to focus again on what anticipation and obviousness means right here because obviousness is an easier thing for a defendant make, an easier argument for a defendant make in order to validate a patent because it doesn’t require that the reference disclose every single detail of the claims.  It allows a little gray area.

Anticipation on the other hand in the patent world means that the reference has to disclose every single of the claims you’re talking about.  The only thing that has been raised by Groupon with respect to the Paul reference is anticipation, which means that Groupon is required to show that Paul has every element in the same order for every claim of the Blue Calypso patent that they attempt to invalidate.

Well, of course, Blue Calypso’s argument is colored by my statements, but Blue Calypso’s argument is that those elements aren’t present in Paul.  I believe that the board was receptive to those arguments, that the system of Paul did not disclose the elements in the same order, in the same way as they’re presented in the Blue Calypso claim.  Like I said, we have yet to see where that decision is going to come out, but I can tell you that the gentleman that made the argument for Fish & Richardson did a very find job.  I believe that their arguments were received very well by the board and I’m very confident that we’re going to end up with positive claims.

Now, one other comment there about the proceeding in general before I move on, and that is that it’s good to recall that the board did not institute the proceeding as to several claims of the ‘646 patent.  One through 3, 10 and 14 of that claims, of that patent survived and that means that those will be asserted against various defendants in the litigation in the use of this in Texas regardless of what the outcome at the PTAB is with respect to the decision.  So, did I cover all your questions?

Andrew D’Silva - Director, Merriman Capital

I believe you did.  Thank you.  Another major topic that’s popped up in the patent world has been the recent Supreme Court ruling in Alice Corp versus CLS Bank.  How do you think this will impact the validity of Blue Calypso’s patents going forward?

Russ Schultz - Patent Prosecution Counsel, Schultz & Associates

You have a gift for asking very big questions.  Alice versus CLS Bank.  In the patent world, there has always been a tension in between what can be patentable and what can’t be patentable.  For a long, long time, the concept in the patent law has been that you have to patent a gadget, but you can’t patent an idea.  The exact phrase that’s been used in patent is an abstract idea.

As an example, if you have an idea, for example, that you’re going to build a levitating lawn mower, you can’t get a patent on the idea of building a levitating lawn mower.  You can only get a patent on the gadget, the levitating lawn mower itself and you have to describe a Briggs & Stratton engine and you have to have a frame and you have to have a propeller and you have to have a gas tanks, and all those things are claimed in the claims at the end of the patent.  So, that’s the concept.  The law has wrestled with that for a long, long time.

With the onset of computers, the concept of what exactly was an abstract idea applied to a computer was wrestled with.  For a long, long time, the idea of patenting a mathematical equation was not allowed, and the idea there with a mathematical equation is that there are fundamental things in nature that are described by mathematical equations and that always exist, and the fact that you simply stumble upon them as a human doesn’t mean that you created is as a human.

For example, E=MC2.  Well, we didn’t know about that for a long, long time, but Einstein really didn’t invent E=MC2.  All he did was stumble upon it.  So, he really didn’t create that equation.  And so, the concept of a mathematical equation being patentable was not allowed for a long, long time.

Well, then the problem of computers happened and the fact that computers moved things around in memories and used a lot of equations and are actually machines to do that kind of changed the idea of what was patentable on mathematical equations.  I’m going to skip a whole bunch here, but what it boiled down in the recent past was a case called Bilski versus Kappos.

There, the Federal Circuit, and you’ve got to remember the Federal Circuit was created at a time when there was no single Appeals Court from the District Courts.  So, the Federal Circuit was created to strengthen the patent system and to harmonize all the different District Courts’ opinions in order to get to one piece of the law.

And so, the Federal Circuit now came down several if not many years ago with this case, Bilski versus Kappos.  In that case, it dealt with this concept of what kind of computers and what kind of software were going to be patentable.  [Indiscernible] test it said, and this is the test that came out of that case, was that you could in fact patent a dedicated machine that had software in it like a fax machine or like a cell phone, or to use a general purpose machine.  Then that general purpose machine had to be programmed with software that dealt with some kind of real world thing, like a cat or like a car or like a cup coffee and not like money or a contract or a deed to property because all of those are essentially figments of man’s imagination.  That was the law for many, many years.

Well, the CLS Bank opinion and then the Alice appeals opinion to the Federal Circuit dealt with that appeals case and essentially dealt with the same question.  The Supreme Court in their infinite wisdom came down with a little bit different opinion.  What they said was that if you have an abstract idea, regardless of you how implement it, it’s simply not patentable because it’s a basic building block of human ingenuity.  Those concepts, of course, once again in my opinion, and there are those who will disagree with me; but those concepts are so vague and difficult.  We use a technical word in the patent law called weasel words.  Those are very difficult to apply and very difficult to try to define.

Anyway, so, more specifically, what did CLS Bank do?  Well, CLS Bank—excuse me here.  I’ve got to find my notes.  CLS Bank dealt with a process which was a routine for balancing risk between certain parts, and in its claims, it had things like creating shadow records and debit records and obtaining balances and comparing balances and adjusting records and then sending messages based on those records.

Well, the Supreme Court listed that and it said, “Well, gosh, all of those elements are really just standard things that computers do.  They go get files from memory.  They send messages.  They do comparisons.  They run equations.  And because of that, really all they’re doing is applying this abstract idea of mitigating risk.”

Well, because it’s an abstract idea, therefore it’s not patentable, and they went back and they relied on the Bilski opinion, which said that a similar type of balancing risk, in that case this was called hedging in the energy industry, was also not patentable because all that hedging really did was look at transactions between people and identified people and start transactions and then balanced risk.

Well, that also is not patentable for the same thing.  Now, what’s happened, right?  How does that apply to Blue Calypso and all of that general stuff?  How does that really apply to what we’ve got going forward?

Well, all the patent lawyers in the country right now are doing what I’m doing in this field, and they’re trying to figure out exactly what this Alice case means.  That all includes all the good patent layers and all the good patent agents that work for the Patent Office and the folks that work at the PTAB as well.  Everybody is trying to figure out exactly what this means.

Well, what the Supreme Court said when you boil it down and you put it into bullet points is it’s not patent eligible if it’s a fundamental economic practice, if it’s a method of organizing human activities, if it’s an idea like we talked about before, or if it’s simply a mathematical relationship or a mathematical formula.

So really, the concept of an abstract idea not being patentable has been in the law for a long time.  That’s the levitating lawn mower.  Everybody knows about that.  Mathematical relationships same thing - E=MC2.  Everybody knows about this.  So now, we’re talking about how does this concept of fundamental economic practices or certain method of organizing activities, how does that really work into—how do we figure out what that means as far as what is or what isn’t patentable?

Fundamental economic practice has got to be stuff that existed in the past.  As far as organizing human activities, I’m not sure that we’ve figured out exactly what that means yet.  But, what Alice also did was the Supreme Court went back and it kind of said, “Well, there are some things that even if they have abstract ideas included in them that they will be patentable.”  They listed three things.

They said one was an improvement to a technological field.  The example that they use there is a computer-driven system that goes and looks at the temperature of a thermocouple in a rubber mold and it figures out exactly what that thermocouple can do and it applies equations in the computer to change it.  That was the example there, improvements in a technological field.  They said that also improvements in the function in the computer itself can be patentable, which is a very, very interesting exception.  And then, they say that meaningful limitations beyond generally linking the abstract idea to a particular technological environment can also be patentable.

So, okay.  How does this all apply to the Blue Calypso patents?  Well, if you look, the Blue Calypso patents certainly aren’t directed towards an idea itself, like  the levitating lawn mower, because it calls out things like servers.  It called out things like hashing different pieces of information into tags.  It talks about sending messages and receiving messages.  All of these things are really concrete steps that aren’t the levitating lawn mower.  It’s not simply a mathematical relationship because, correct me if I’m wrong, but I don’t see any math in the Blue Calypso applications at all.

So, those two problems don’t arise in Blue Calypso, and that gets us back to fundamental economic practices and methods of organizing human activities.  Well, neither one of those really apply to the Blue Calypso application, to the patent either.

The reason it’s not a fundamental economic practice—well, first of all, let’s go back.  Let’s think about what the abstract idea could be in the Blue Calypso patent.  Well, it might be the idea of getting people to agree.  Well, that’s not really what the Blue Calypso patents talk about because it talks about the idea of bilateral agreement that’s driven by machines.  So, it’s not really a fundamental economic practice.

The other thing that’s interesting here is that the Patent Office and remember, we’ve been back to the Patent Office five times now on prosecuting these things and talked to different examiners and the Patent Office has said every time that these things are patentable.  One of the key things that they said was patentable, and this is actually in the file history if you go back and look, and I’m sure you have, so you know exactly what I’m talking about.  The Patent Office said that the concept of bilateral agreement simply was not in the prior art.  Therefore, it was a point of novelty and it allowed the patents based on that and other things.

So, what it said was the concept of a bilateral agreement wasn’t in the prior art.  Well, it’s not a fundamental economic practice either because if it’s not in the prior art, it didn’t exist.  If it didn’t exist, it can’t be fundamental.  So, we’re really kind of out of the box.  In other words, I believe the Blue Calypso patents don’t fall into the category of fundamental economic practice.

All that leaves now is certain methods of organizing human activities.  That’s the only other thing that could be in there.  I’m getting the wrap it up sign from Andrew now.  I told him that burning time wasn’t going to be a problem for me on this.

In any case, so the concept of organizing human activities, it is not in the Blue Calypso patents.  It doesn’t apply to the Blue Calypso patents because the concept of bilateral agreement is really a computer enhanced way of figuring out, inferring in some cases whether or not there’s an agreement between parties.

In the past, we don’t use computers to organize agreements between people, at least to infer agreements between groups of people.  So, it’s really not organizing human activity.  So, I can tell you more on that and give me another hour, I’ll certainly finish, but I’ve been told to wrap it up.  So there, that’s the answer to that question.

Andrew D’Silva - Director, Merriman Capital

That was great color, Russ.  I’ll try to give a little less difficult questions going forward.  I think you’ve cleared up a lot of misconceptions though that people have had.

Another question I think that’s important is providing us a little bit of context in the differences between your case at PTAB and your litigation in the Eastern District of Texas.  Could you give us a short overview of that, please?

Russ Schultz - Patent Prosecution Counsel, Schultz & Associates

Okay.  So, the differences; well, the PTAB is going to wrap up.  We hope that it wraps up on 12/19.  There’s an extension possible there, but I really don’t think it’ll happen.

Well, shortly after that, the parties have agreed that the case is going to kick back off in the Eastern District of Texas.  Right now, those cases are stayed by agreement of the parties until this decision happens at the PTAB.  And so, there’s also an agreement of the parties to file a motion to life that stay and request and expedited scheduling order.  By my calendar, that’ll be on 12/26, shortly after Christmas.

Right now, we have scheduled a meet and confer for outstanding discovery issues in January.  There’ll be witnesses.  The deposition will be taken of the various parties in February.  We expect a Markman hearing sometime in mid-spring.  Of course, the judge gets to set that date and we don’t know what it is yet.  We’ll also need to complete the discovery, complete all the written discovery and complete the discovery of the depositions of the witnesses, and then we’ll have to have a mediation.  That will also take place late next spring.  Then right now, we expect a pretrial conference and trial in Tyler in August of 2015, which is next year.

So, that is the schedule that’s going to take place.  Like I said, right now, we now that claims one, 3, 10 and 14 of the ‘646 patents are going to be involved in that litigation.  That affects the defendants in different ways.  So, I won’t go into for the sake of time telling you exactly which defendants those claims apply to, but they apply to many of the defendants.  So, we’re certainly not out of the woods on the litigation.

Bill Ogle - Chief Executive Officer, Blue Calypso

One point I want to make, Andy, is that Russ said that we expect to hear back from the PTAB judges with their position on the 19th.  It actually could happen sooner than that too.  There’s an expectation that it’s going to be approximately 90 days from our hearing, but it is well within the possibility that it could be sooner than that as well.

Andrew D’Silva - Director, Merriman Capital

Got it.  All right.  Not to go back too much, but is patentability due to the Alice ruling a topic of contention at PTAB currently?  I don’t believe you touched base on that when you went over Alice briefly before.

Russ Schultz - Patent Prosecution Counsel, Schultz & Associates

No, it’s not.  The only thing that’s an issue with the PTAB is obviousness and anticipation, 102 and 103, not section 101, which is the so-called abstract idea, whether or not it falls within a type of patent of eligible material.

So, no is the short answer to that question.  Alice will not affect the TBM reviews.

Andrew D’Silva - Director, Merriman Capital

All right.  Are there any appeals that can take place after PTAB that could delay your hearing in the Eastern District of Texas, and if there are, can two trials be held simultaneously?

Russ Schultz - Patent Prosecution Counsel, Schultz & Associates

This is America.  We can appeal anything.  So, yes, there can be an appeal to the PTAB.  Now, do I expect it to affect the stay in the Eastern District of Texas?  Probably not.  The Eastern District of Texas in general and our judge and magistrate specifically I think have put this off long enough and I think that they’re not going to be open to the idea of a further stay.

So, yes, there can be appeals.  Will it affect the litigation?  It might, but I don’t think so.

Andrew D’Silva - Director, Merriman Capital

All right.  Bill, Andrew, Russ, thanks for your time.  Those are all the questions I have.  Operator, the floor is yours.  You can open it up for Q&A.

Operator

Thank you.  We’ll now be conducting a question and answer session.  (Operator instructions.)  Thank you.  Our first question is from the line of Likus Tendon [ph] with Blackstone Capital.  Please go ahead with your question.

<Q>:  Thanks for taking the questions, guys.  One really quickly just on the patent litigation.  I just want to make sure I heard it correctly.  The PTAB decision we expect in December.  Is that correct?

Russ Schultz - Patent Prosecution Counsel, Schultz & Associates

That’s correct.

<Q>:  I know they’re only challenging certain of the patents there.  Let’s just assume that we win.  We would then go for expedited back into the Eastern District of Texas.  Is that correct?

Russ Schultz - Patent Prosecution Counsel, Schultz & Associates

That’s correct.  That’s actually part of the stay that we’ve already agreed to.  So, there shouldn’t be any hold up there at all.

<Q>:  Okay, gotcha.  I’m just going to make this comment, and I apologize if I come off as a jerk, but in the future, putting out a press release at 7:30 a night that you’re going to have a conference call the next day and not really being clear of what the topics are; I mean you guys had me up all night checking random court dockets to see if news came out.  That’s really not an effective strategy.  I’m just not quite sure what you guys were thinking.

I mean I appreciate you having the call, but when you put a press release out at 7:30 at night saying you’re having a call tomorrow, the impression is given that there is significant news and clearly, this was a helpful call, but there was no significant news.  So, just for the future, let’s just not do that.  Thank you.

Operator

Thank you.  (Operator instructions.)  There are no additional questions at this time.  I will turn the floor back to management for closing comments.

Bill Ogle - Chief Executive Officer, Blue Calypso

Yes, thank you very much.  Look, we did try to get it out yesterday morning.  So, it’s been well over 24 hours.  We were getting a lot of questions from investors saying, “The PTAB is coming up.  Can you give us an update?”  Based on reactions from investors, we wanted to make sure everyone knew we were, how excited we were about the future and what our plans were.  We wanted to update because there’d been some new investors who weren’t as well versed in where we were.  So, we thought it made a whole bunch of sense that we try to highlight, update on our patents.

So, we did our best to communicate it and to get it out, and we appreciate the Baretto Pacific Corporation; we appreciate Merriman and Company for pulling this together.  We also appreciate Russ Schultz from Schultz & Associates who have been one of the top IP law firms in the United States.  They’ve been with us for years and years and a years; a great partner for Fish & Richardson, our litigation counsel.  We’ve got the best of the best working with us.  We’re excited about that.  As you can hear by the comments from both Andrew and Russ, we’re excited about the future.

So, thank you all for your time.  We greatly appreciate it.  If there are any questions, please let Landon [ph] or Andrew D’Silva know and I’m sure they’ll get them back to us.  So with that, Andrew D’Silva, thank you very much for all your time and effort.